UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2021

Pareteum Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	001-35360	95-4557538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1185 Avenue of the Americas, 2nd Floor

New York, NY 10036

 (Address of principal executive offices) (Zip Code)

(646) 975-0400

(Registrant's telephone number, including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Convertible Notes

On February 22, 2021, Pareteum Corporation (the “Company”) closed the issuance of $2.4 million aggregate principal amount of its Senior Second Lien Secured Convertible Notes due 2025 (the “Notes”). The Notes are being sold under the Securities Purchase Agreement, dated as of February 22, 2021, entered into by and between the Company and an institutional investor (the “Purchaser”). The aggregate purchase price for the Notes and Warrant (as defined below) was $2.0 million.

The Notes are senior, secured obligations of the Company, but rank junior to the Senior Secured Convertible Note due 2025, dated as of June 8, 2020, issued by the Company and held by High Trail Investments SA LLC (the “Existing Note”). Interest is payable monthly beginning April 1, 2021 at a rate of 8% per annum. The Notes are secured by a second lien on substantially all assets of the Company and substantially all assets of its material U.S.-organized subsidiaries. Interest may be paid, at the election of the Company, in cash or in shares of common stock of the Company; provided, that, so long as the Existing Note remains outstanding, such payments may only be made in shares. The number of shares issuable to pay interest in shares is determined by the application of a formula in which the amount of the interest due is divided by 85% of the lowest volume-weighted average price of the Company’s common stock on the principal market for the Company’s common stock over the 10 days preceding the date of such payment.

Subject to an intercreditor agreement with the holder of the Existing Note, upon notice by the Company, the Company may elect to redeem all or a portion of the then-outstanding principal amount outstanding under the Note. The Holder or the Company may also elect for the Company to redeem the Notes at a 20% premium if the Company undergoes a fundamental change.

The Notes will be convertible into Conversion Shares, in part or in whole, from time to time, at the election of the Holder. The initial conversion rate is 1666.6667 shares of Company common stock for each $1,000 of principal amount of Notes. The conversion rate is subject to customary anti-dilution adjustments in the event the Company issues stock dividends or effects a split or reverse split of the Company’s common stock.

The Notes impose certain customary affirmative and negative covenants upon the Company, as well as covenants requiring that (i) payments under the Notes rank senior to all unsecured indebtedness of the Company, (ii) restrict the declaration of any dividends or other distributions and (iii) require the Company and its subsidiaries to maintain certain minimum revenues. The Notes contain customary events of default.

The Company intends to use the net proceeds from the offering of the Notes for general corporate purposes.

The foregoing description is qualified in its entirety by the terms of the Note, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Securities Purchase Agreement

On February 22, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with the Purchaser that provides for the purchase by the Purchaser of the Notes and a Warrant to Purchase Common Stock issued by the Company (the “Warrant”). Under the terms of SPA, the Company also agreed to cancel the Warrant to Purchase Common Stock issued by the Company to the Purchaser on March 24, 2019. The SPA contains customary representations and warranties, including representations from the Purchaser regarding its status as an “accredited investor” and its investment purpose, and representations from the Company regarding its organization, authorization to enter into the transaction, ability to conduct its business, capitalization, absence of conflicts and compliance with law, among other things.

The SPA includes a number of customary covenants with which the Company must comply, including covenants that require the Company to, among other things, use the proceeds of the sale of the Notes and Warrant for general corporate purposes and keep reserved a number of shares of its common stock equal to the number issuable upon conversion of the Note and exercise of the Warrant.

There is no material relationship between the Company or its affiliates, on the one hand, and the Purchaser, on the other hand, other than in respect of the SPA, the Note and the Warrant, except that the Purchaser beneficially owns other securities of the Company. The foregoing description is qualified in its entirety by the terms of the SPA, which is incorporated herein by reference and attached hereto as Exhibit 10.2.

Warrant

In connection with the entry into the SPA and the issuance of the Note, the Company issued a warrant to purchase 2,775,000 shares of its common stock to the Purchaser. The Warrant entitles the Purchaser to purchase 2,775,000 shares of the Company’s common stock at an exercise price of $0.40 per share. The Warrant is immediately exercisable by the holder, in whole or in part, at any time, and from time to time, until the fifth anniversary of the issue date. The terms of the Warrant provide that the exercise price of the Warrant, and the number of shares of common stock for which the Warrant may be exercised, are subject to adjustment to account for increases or decreases in the number of outstanding shares of common stock resulting from stock splits, reverse stock splits, consolidations, combinations and reclassifications.

The foregoing description is qualified in its entirety by the terms of the Warrant, which is incorporated herein by reference and attached hereto as Exhibit 10.3.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

At the Closing, the Company sold $2.4 million aggregate principal amount of the Notes and the Warrant to the Purchaser in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Purchaser in the SPA that it is an “accredited investor” as defined in Rule 501 under the Securities Act and that the Notes and Warrant are being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof in violation of any federal or state securities laws.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
10.1	Senior Second Lien Secured Convertible Note, dated February 22, 2021, made by Pareteum Corporation
10.2	Securities Purchase Agreement, dated as of February 22, 2021, between Pareteum Corporation and B.M.F. De Kroes-Brinkers
10.3	Warrant to Purchase Common Stock, dated February 22, 2021, issued by Pareteum Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: February 23, 2021	By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Interim Chief Financial Officer